Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                                    File Pursuant to Rule 424(a)
                                                      Registration No. 333-08701

                    SUBJECT TO COMPLETION OCTOBER ___, 1996


PRELIMINARY
PROSPECTUS

                 _____% TRADE TRUST CERTIFICATES, SERIES 1996-A
              EVIDENCING INTERESTS IN LOAN NOTES GUARANTEED BY THE
                    EXPORT-IMPORT BANK OF THE UNITED STATES

     Each of the Certificates offered hereby will evidence an undivided fractional interest in U.S. Trade Trust Series 1996-A (the "Trust") to be formed pursuant to a Supplemental Trust Agreement dated as of October 1, 1996, incorporating therein the Standard Terms and Conditions of Trust Agreement dated as of January 1, 1995 (together, as the same may be amended from time to time, the "Trust Agreement") between U.S. Trade Funding Corp., a Delaware corporation (the "Company"), LaSalle National Bank, as trustee (the "Trustee") and ABN AMRO Bank N.V., as servicer (in such capacity, the "Servicer") pursuant to which the Company is entitled to cause the issuance of certain securities. The assets of the Trust will consist of two Loan Notes (the "Loan Notes"), payable in U.S. Dollars, of the foreign borrower referred to herein (the "Borrower"), which will be conveyed to the Trust by the Company. The Borrower was formed for the purpose of leasing aircraft to China Yunnan Airlines (the "Lessee"). The aggregate amount of Certificates sold pursuant to this offering, which will be determined by the aggregate principal amount of the Loan Notes issued, is expected to be $101,672,199.30. The Loan Notes were originated by ABN AMRO Bank N.V. (in such capacity, the "Seller") who loaned amounts to the Borrower pursuant to a Loan Agreement (defined herein). The Loan Notes will be sold by the Seller to the Company on the date of issuance of the Certificates pursuant to a Purchase Agreement dated as of January 1, 1995 by and between the Seller and the Company (the "Purchase Agreement") and will be conveyed by, or at the direction of, the Company to the Trust on the date the Certificates are issued. The Servicer will service the Loans represented by the Loan Notes held by the Trust pursuant to a Servicing Agreement among the Servicer, the Trustee and the Company.

     PAYMENT OF 100% OF ALL SCHEDULED AMOUNTS OF PRINCIPAL OF AND INTEREST ON THE LOAN NOTES WILL BE GUARANTEED BY THE EXPORT-IMPORT BANK OF THE UNITED STATES ("EXIMBANK"), WHICH GUARANTEE IS BACKED BY THE FULL FAITH AND CREDIT OF THE UNITED STATES OF AMERICA. THE ATTORNEY GENERAL OF THE UNITED STATES OF AMERICA HAS STATED IN AN OPINION DATED SEPTEMBER 30, 1966 THAT EXIMBANK'S CONTRACTUAL LIABILITIES CONSTITUTE GENERAL OBLIGATIONS OF THE UNITED STATES OF AMERICA BACKED BY ITS FULL FAITH AND CREDIT AND THAT PERSONS IN WHOSE FAVOR EXIMBANK HAS INCURRED CONTRACTUAL LIABILITIES IN ACCORDANCE WITH LAW "HAVE ACQUIRED VALID GENERAL OBLIGATIONS OF THE UNITED STATES, AND ARE THEREFORE IN A POSITION TO REACH BEYOND EXIMBANK AND ITS ASSETS TO THE UNITED STATES FOR A SOURCE OF PAYMENT, IF NECESSARY." THE CERTIFICATES WILL NOT BE DIRECTLY GUARANTEED BY EXIMBANK AND THERE WILL BE NO DIRECT CONTRACTUAL LIABILITY OF EXIMBANK TO ANY HOLDER OF A CERTIFICATE.

     Eximbank will not be required to make payment pursuant to the Eximbank Guarantee with respect to a default in payment by the Borrower on a Loan Note unless the Trustee makes written demand on Eximbank within 150 calendar days of the date on which the payment in default was due and on such other parties at such times described herein. If the Trustee fails to make demand for payment on Eximbank within such 150-day period, the Trustee will be unconditionally obligated to pay such amount in default to the Trust.

     The Trust will benefit from an irrevocable revolving liquidity facility (the "Liquidity Facility") arranged by the Company with ABN AMRO Bank N.V. in order to provide for the timely payment of principal and interest on the Certificates on any Payment Date on which the Borrower defaults in the payment of amounts due under a Loan Note.

     Interest on the Certificates will accrue from and including October 25, 1996 and will be payable semi-annually on each February 15, and August 15 (unless such day is not a Business Day as defined herein), commencing on February 15, 1997 and ending on August 15, 2008. Principal will be payable in 24 semi-annual installments on such payment dates. The Certificates will be represented by a single global Certificate registered in the name of a nominee of The Depository Trust Company ("DTC").

     The Certificates will not be subject to prepayment or acceleration under any circumstances.

     The Underwriter intends but is not obligated to make a market in the Certificates. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will continue.

                       _________________________________

     THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE ASSETS OF THE TRUST ONLY. THE CERTIFICATES ARE NOT OBLIGATIONS OF OR GUARANTEED BY EXIMBANK, THE UNITED STATES OF AMERICA OR ANY OTHER GOVERNMENTAL AGENCY NOR ARE THEY OBLIGATIONS OF OR GUARANTEED BY THE BORROWER, THE LESSEE, THE SERVICER, THE LIQUIDITY PROVIDER, THE COMPANY, THE TRUSTEE OR ANY AFFILIATE OF THE FOREGOING. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.
                       _________________________________


===============================================================================
                                        Initial
                                        Public                     Proceeds
                           Principal    Offering  Underwriting     to the
                           Amount       Price     Commission       Trust(1)
-------------------------------------------------------------------------------
___% Trade Trust
Certificates, Series
1996-A..................$101,672,199.30  100%     .___%         $101,672,199.30
===============================================================================

(1) The underwriting commissions and certain other expenses estimated to be $________ have been or will be paid by or on behalf of the Borrower. The proceeds from the sale of the Certificates will be used to purchase the Loan Notes from the Seller.

                      ___________________________________

          The Certificates offered by this Prospectus are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Certificates will be made in book-entry form through the facilities of DTC on or about October 25, 1996.

                       _________________________________
___________, 1996
                        ABN AMRO SECURITIES (USA) INC.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                       _________________________________


                         REPORTS TO CERTIFICATEHOLDERS


     On half of the Trust, the Trustee will prepare and send semi-annual reports to all registered holders of Certificates (the "Certificateholders"). See "Description of the Certificates--Reports to Certificateholders." If the Trust is required to file documents and reports with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Trustee will deliver, without charge, to any registered Certificateholder copies of all documents and reports furnished to the Commission upon written request delivered to the Trustee at LaSalle National Bank, 135 South LaSalle Street, Chicago, Illinois 60674, Attention:
Asset Backed Securities Trust Services. The Trustee's obligation to file periodic reports on behalf of the Trust with the Commission will be suspended if the Certificates issued by the Trust are held of record by fewer than 300 holders at the beginning of any fiscal year of the Trust other than the fiscal year in which the registration statement becomes effective with respect to the Trust. Accordingly, if there are fewer than 300 holders of the Certificates issued by the Trust as of the beginning of any such fiscal year, the Trustee may cease to file reports on behalf of the Trust with the Commission in respect of such fiscal year. If the Trustee ceases to file periodic reports on behalf of the Trust with the Commission, the Trustee will distribute to the holders of the Certificates issued by the Trust, semiannual reports as noted above.

                       _________________________________

                             AVAILABLE INFORMATION

     The Company has filed a Registration Statement on Form S-1 under the Securities Act of 1933, as amended, with the Commission with respect to the Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and amendments thereof and exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

                       _________________________________

                              PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used in the summary are defined elsewhere in this Prospectus.

Title of Certificates.................   Trade Trust Certificates, Series
                                         1996-A (the "Certificates").

The Trust.............................   Trade Trust Series 1996-A (the
                                         "Trust"). The Trust will be formed
                                         pursuant to the Trust Agreement for the
                                         purpose of acquiring and holding the
                                         Loan Notes and issuing the
                                         Certificates.

The Company...........................   U.S. Trade Funding Corp. (the
                                         "Company").

The Trustee...........................   LaSalle National Bank (the "Trustee").

The Seller and Servicer...............   AMRO Bank N.V.

The Certificates......................   Certificates will be issued in an
                                         aggregate amount of approximately
                                         $101,672,199.30, will entitle the
                                         holder to interest at a rate of _____%
                                         per annum, and will have a final
                                         distribution date of August 15, 2008.

                                         Principal on the Certificates will be
                                         payable in 24 semi-annual
                                         installments, on each February 15 and
                                         August 15 (or, if not a Business Day
                                         (as defined below) on the immediately
                                         succeeding Business Day except with
                                         respect to the final payment at
                                         maturity, in which case such payment
                                         shall be made on the immediately
                                         preceding Business Day) in each year,
                                         commencing on February 15, 1997 in the
                                         amounts set forth under "Description of
                                         the Certificates--Payment on the
                                         Certificates." The payment dates
                                         specified in the preceding sentence are
                                         referred to herein as "Payment Dates."
                                         Interest on the Certificates will
                                         accrue from and include the date set
                                         forth on the cover of this Prospectus
                                         and will be payable on each semi-annual
                                         Payment Date. A schedule of
                                         distributions on the Certificates is
                                         attached as Annex A.

                                         Each Certificate will represent the
                                         right to receive a pro rata portion of
                                         each semi-annual payment on the Loan
                                         Notes held by the Trust or, in the
                                         event of a default in the payment
                                         thereon, the right to receive a pro
                                         rata portion of any payment received
                                         under the Liquidity Facility and/or the
                                         Eximbank Guarantee, which guarantee is
                                         backed by the full faith and credit of
                                         the United States of America. Following
                                         an initial payment by Eximbank under
                                         the Eximbank Guarantee, Eximbank will
                                         issue Eximbank Payment Certificates (as
                                         defined below) to the Trustee which
                                         will require Eximbank, on each
                                         subsequent Due Date (as defined below),
                                         to directly and timely pay to the Trust
                                         an amount equal to the amounts that
                                         were originally scheduled to be due on
                                         such Due Date with respect to the Loan
                                         Notes and the Trust shall distribute
                                         such amounts pro rata among the holders
                                         of the Certificates.

                                         The Certificates will be available for
                                         purchase in minimum denominations of
                                         $500,000. The Certificates will be
                                         available only in book-entry form and
                                         will be represented by a single global
                                         Certificate registered in the name of
                                         Cede & Co., the nominee of DTC.
                                         Beneficial interests in the global
                                         Certificate will be shown on, and
                                         transfers thereof will be effected only
                                         through, records maintained by DTC and
                                         its participants.

                                         The Certificates represent beneficial
                                         interests in the Trust only and do not
                                         represent interests in or obligations
                                         of the Seller, the Borrower, the Lessee
                                         (defined below), the Company or the
                                         Trustee nor are they obligations of or
                                         guaranteed by Eximbank, the United
                                         States of America or any other
                                         governmental agency.

No Prepayment or Acceleration..........  The Certificates will not be subject to prepayment or
                                         acceleration under any
                                         circumstances.

Rating.................................  It is a condition to the issuance of the Certificates that they
                                         receive a rating of "AAA" by
                                         Standard & Poor's Ratings Group,
                                         a division of the McGraw-Hill
                                         Companies ("S&P" or the "Rating
                                         Agency").  A security rating is
                                         not a recommendation to buy, sell
                                         or hold securities, and may be
                                         subject to revision or withdrawal
                                         at any time.

Investor Eligibility...................  There are no restrictions set forth in the Eximbank Guarantee on the
                                         eligibility of holders of the
                                         Certificates, including any
                                         restrictions based upon residency or
                                         citizenship. However, certain pension,
                                         profit sharing and other benefit plans
                                         and other investors subject to ERISA
                                         may be subject to certain restrictions.
                                         See "ERISA Considerations."

Underwriting...........................  ABN AMRO Securities (USA) Inc. will serve as Underwriter. The Underwriter
                                         proposes initially to offer the
                                         Certificates to the public at the
                                         offering price set forth on the cover
                                         page of this Prospectus. After the
                                         initial public offering, such public
                                         offering price may be changed. See
                                         "Underwriting."

The Trust Assets......................   The property of the Trust will consist
                                         of the Loan Notes and the rights under
                                         the Eximbank Guarantee together with
                                         the right to draw amounts under the
                                         Liquidity Facility (as defined herein).
                                         On and after an Eximbank Payment Event
                                         (as defined below) and in certain other
                                         circumstances described below, the
                                         property of the Trust will consist of
                                         Eximbank Payment Certificates (as
                                         defined below).

                                         The Loan Notes will evidence the
                                         obligations of the Borrower to pay to
                                         the Trust, in U.S. Dollars, semi-
                                         annually on each February 15 and August
                                         15 (or, if not a Business Day, on the
                                         immediately succeeding Business Day
                                         except that if the final maturity date
                                         of August 15, 2008 is not a Business
                                         Day, such payment shall be made on the
                                         immediately preceding Business Day) in
                                         each year, commencing on February 15,
                                         1997 interest at a fixed rate and
                                         principal in 24 semi-annual
                                         installments as set forth under "The

                                         LOAN NOTES." Such payment dates are
                                         referred to herein as "Due Dates" and
                                         each Due Date shall coincide with a
                                         "Payment Date" on the Certificates (as
                                         such term is defined below). All
                                         scheduled payments of principal and
                                         interest on the Loan Notes made by or
                                         on behalf of the Borrower on a Due Date
                                         will be distributed to the
                                         Certificateholders on the related
                                         Payment Date.

                                         The scheduled principal and interest
                                         payments due on the Loan Notes on each
                                         Due Date will be sufficient to enable
                                         the Trustee to distribute the scheduled
                                         amounts to the Certificateholders on
                                         the corresponding Payment Date. See
                                         "The LOAN NOTES."

                                         Upon the occurrence of a payment
                                         default on a Loan Note held by the
                                         Trust (an "Event of Default"), Eximbank
                                         may accelerate the payment of principal
                                         of and interest on all such Loan Notes.
                                         Whether or not Eximbank accelerates the
                                         Loan Notes, if a timely demand shall
                                         have been made on Eximbank by the
                                         Trustee or the Servicer on behalf and
                                         in the name of the Trustee in
                                         compliance with the Eximbank Guarantee,
                                         Eximbank will issue Eximbank Payment
                                         Certificates to the Trust in exchange
                                         for the Trustee's assignment to
                                         Eximbank of the Loan Notes in default.
                                         The Eximbank Payment Certificates will
                                         provide that Eximbank will make
                                         payments directly to the Trust on each
                                         subsequent Due Date of the amounts that
                                         were originally scheduled to be due on
                                         such Due Date with respect to such Loan
                                         Notes. Any such acceleration of the
                                         Loan Notes will not result in an
                                         acceleration of the Certificates. See
                                         "THE EXIMBANK GUARANTEE--The Eximbank
                                         Guarantee."

                                         The Loan Notes evidence loans made to
                                         the Borrower by the Seller to enable
                                         the Borrower to finance the acquisition
                                         of two Boeing 767-300 Aircraft (the
                                         "Aircraft") and certain fees and
                                         expenses related thereto. The Borrower
                                         has leased the Aircraft to the Lessee
                                         and has granted a mortgage thereon. See
                                         "THE LOAN NOTES" and "THE BORROWER AND
                                         THE LESSEE."

                                         If a total loss occurs with respect to
                                         any Aircraft and such Aircraft is not
                                         replaced in accordance with the terms
                                         of the respective Aircraft lease,
                                         insurance proceeds and any other
                                         required amounts with respect to such
                                         Aircraft will be paid to Eximbank. The
                                         Loan Note with respect to such Aircraft
                                         will then be assigned to Eximbank and
                                         Eximbank will then issue an Eximbank
                                         Payment Certificate to the Trust
                                         requiring Eximbank to thereafter make
                                         payments directly to the Trust on each
                                         subsequent Due Date of the amounts that
                                         were originally scheduled to be due on
                                         such Due Date with respect to such Loan
                                         Note. Failure to maintain adequate
                                         insurance will not, however, relieve
                                         Eximbank of its obligation to make
                                         payment under the Eximbank Guarantee
                                         with respect to Borrower payment
                                         defaults, provided the notices and
                                         demands described below are timely
                                         made. Similarly, if the Lessee
                                         exercises its right to terminate the
                                         lease relating to an Aircraft following
                                         a determination by the Lessee that such
                                         Aircraft is surplus to its requirements
                                         or economically obsolete, the Loan Note
                                         relating to such Aircraft and affected
                                         by such early lease termination shall
                                         be assigned by the Trustee to Eximbank,
                                         and Eximbank will then issue an
                                         Eximbank Payment Certificate to the
                                         Trust requiring Eximbank to thereafter
                                         make payments directly to the Trust on
                                         each subsequent Due Date of the amounts
                                         that were originally scheduled to be
                                         due on such Due Date with respect to
                                         such Loan Note.

Trustee's Fees and Expenses of           The Trustee's fees and expenses will be
   the Trust.........................    prepaid by or on behalf of the Borrower
                                         on the date of issuance of the
                                         Certificates. Such fees and expenses
                                         will not be payable from the scheduled
                                         payments on the Loan Notes. See
                                         "DESCRIPTION OF THE CERTIFICATES--
                                         DUTIES AND IMMUNITIES OF THE TRUSTEE."

The Eximbank Guarantee...............    Eximbank has endorsed each Loan Note
                                         with its guarantee of the payment of
                                         100% of all scheduled amounts of
                                         principal of and interest on such Loan
                                         Note (the "Eximbank Guarantee"). The
                                         Eximbank Guarantee provides that if any
                                         scheduled amount of principal or
                                         interest due on a Loan Note on a Due
                                         Date is not paid when due, such amount
                                         will be payable by Eximbank, subject to
                                         compliance with the applicable terms
                                         and conditions set forth in the
                                         Eximbank Guarantee.

                                         According to an opinion of the Attorney
                                         General of the United States of America
                                         dated September 30, 1966, the Eximbank
                                         Guarantee represents an obligation of
                                         Eximbank backed by the full faith and
                                         credit of the United States of America,
                                         enforceable against Eximbank even if
                                         the obligations of the Borrower under a
                                         Loan Note are unenforceable.

                                         Under the terms of the Eximbank
                                         Guarantee, Eximbank will not be
                                         required to make a payment under the
                                         Eximbank Guarantee of amounts due but
                                         not paid on a Due Date which were not
                                         paid by or on behalf of the Borrower on
                                         such Due Date if the Trustee or the
                                         Servicer, on behalf and in the name of
                                         the Trustee, fails to make a written
                                         demand for payment upon Eximbank within
                                         150 calendar days following such Due
                                         Date (but at least 30 calendar days
                                         after such Due Date) and upon the
                                         Borrower and the Lessee with respect to
                                         such Loan Note at least 15 calendar
                                         days prior to such demand upon
                                         Eximbank. In addition, it is a
                                         condition of the Eximbank Guarantee
                                         that a demand for payment must be made
                                         on the Industrial and Commercial Bank
                                         of China, on behalf of Eximbank, at
                                         least 15 calendar days prior to the
                                         date demand is made on Eximbank for
                                         payment under the Eximbank Guarantee.
                                         Accordingly, the Servicing Agreement
                                         requires the Servicer, on behalf of the
                                         Trustee, to make such a timely demand
                                         upon Eximbank, the Borrower, the Lessee
                                         and the Industrial and Commercial Bank
                                         of China. If the Servicer or Trustee
                                         fails to timely make such demand, the
                                         Servicer and Trustee forfeit the right
                                         to collect amounts on the Eximbank
                                         Guarantee with respect to such Due
                                         Date, but this failure does not affect
                                         the right to collect amounts on the
                                         Eximbank Guarantee with respect to any
                                         future Due Date.

                                         The Trustee is obligated pursuant to
                                         the Trust Agreement to make timely
                                         demands on Eximbank, the Borrower, the
                                         Lessee and the Industrial and
                                         Commercial Bank of China in the event
                                         the Servicer fails to make such
                                         demands.

Liquidity Facility.....................  The Certificates will benefit from an irrevocable liquidity facility arranged
                                         by the Company with ABN AMRO Bank N.V.
                                         in order to provide for the timely
                                         payment of principal and interest on
                                         the Certificates on any Payment Date on
                                         which the Borrower defaults in the
                                         payment of amounts due under a Loan
                                         Note. See "THE LIQUIDITY FACILITY."

Initial Certificate Principal Balance..  $101,672,199.30 representing the aggregate principal balance on the Loan
                                         Notes as of October 25, 1996 (the
                                         "Cutoff Date").

Tax Status.............................  Chapman and Cutler, as special United
                                         States tax counsel to the Trust, will
                                         render an opinion to the effect that
                                         the Trust will be classified as a
                                         grantor trust for United States Federal
                                         income tax purposes, and the
                                         Certificateholders will be treated as
                                         beneficial owners of undivided
                                         fractional interests in the assets of
                                         the Trust. See "CERTAIN FEDERAL INCOME
                                         TAX CONSEQUENCES."

ERISA Considerations...................  Certain prospective investors in the
                                         Certificates will be subject to the
                                         requirements of the Employee Retirement
                                         Income Security Act of 1974, as amended
                                         ("ERISA") or Section 4975(e)(1) of the
                                         Internal Revenue Code of 1986, as
                                         amended (the "Code") if they are
                                         pension, profit sharing, or other
                                         employee benefit plans, individual
                                         retirement accounts or annuities or
                                         employee annuity plans (a "Plan" or
                                         "Plans"). The purchase of Certificates
                                         by Plans may cause the assets of the
                                         Trust to be treated as "plan assets,"
                                         subjecting the Trustee to the fiduciary
                                         responsibility rules of ERISA, with
                                         which the Trustee may not be in a
                                         position to comply. Regardless of
                                         whether the Trust's assets are regarded
                                         as "plan assets," if the Certificates
                                         are purchased with assets of Plans and
                                         the Underwriter, the Trustee, the
                                         Lessee (as defined below), the
                                         Liquidity Provider or the Borrower, or
                                         any of their respective affiliates, is
                                         a party in interest or disqualified
                                         person with respect to any such Plan,
                                         possible violations of the prohibited
                                         transaction or fiduciary responsibility
                                         rules of ERISA could occur, unless such
                                         purchase is subject to a statutory or
                                         administrative exemption. Any fiduciary
                                         of a Plan considering the purchase of
                                         Certificates should consult its legal
                                         advisors regarding the consequences of
                                         such purchase under ERISA. See "ERISA
                                         CONSIDERATIONS."

                          OVERVIEW OF THE TRANSACTION

     On the date of issuance of the Certificates, the Seller will sell, transfer, assign, set over and otherwise convey the Loan Notes to, or at the direction of, the Company, and the Company will simultaneously establish the Trust and sell, transfer, assign, set over and otherwise convey or cause the conveyance to the Trust all right, title and interest in the Loan Notes. On behalf of the Trust, as the issuer of the Certificates offered hereby, the Trustee will, concurrently with such conveyance, execute and deliver the Certificates to or upon the order of the Company. The Servicer will service the Loan Notes pursuant to the Servicing Agreement, and will be compensated as Servicer.

     The Trust will be formed for the purpose of acquiring and holding the Loan Notes and issuing the Certificates. Each Certificate offered hereby will represent an undivided fractional interest in payments on each Loan Note held by the Trust. Each Loan Note will have endorsed thereon an Eximbank Guarantee, which, according to the opinion of the Attorney General of the United States of America, dated September 30, 1966, is backed by the full faith and credit of the United States of America, of the payment of 100% of all scheduled amounts of principal of and interest on such Loan Note. The Certificates are not obligations of or guaranteed by Eximbank, the United States of America or any other governmental agency.

     The Borrower will be required to make payments to the Trust in respect of the Loan Notes held by the Trust on each Due Date, and the aggregate amount of the scheduled payments of principal of and interest on the Loan Notes on each Due Date will be sufficient to satisfy the scheduled payments of principal of and interest on the Certificates on the corresponding Payment Date (which will be the same day as the Due Date). The basic fees of the Trustee and the Servicer will be prepaid by or on behalf of the Borrower at the time of issuance of the Certificates and will not be payable from the scheduled payments on the Loan Notes.

     If the Borrower has failed to make the payment required under a Loan Note within 30 calendar days after a Due Date, Eximbank will be obligated, upon its receipt of a written demand for payment by the Trustee or the Servicer on behalf and in the name of the Trustee on any Business Day subsequent to such 30-day period (but only within 150 calendar days of such Due Date), and provided that the other provisions of the Eximbank Guarantee have been satisfied (see "THE EXIMBANK GUARANTEE--Certain Restrictions Applicable to the Eximbank Guarantee"), to pay to the Trust within five Business Days of such demand (unless Eximbank determines that additional time is required due to the large number of claims then pending at Eximbank, in which case fifteen (15) Business Days thereafter) 100% of all scheduled amounts of principal of and interest on such Loan Note due and unpaid on such Due Date, together with interest payable on such overdue amounts of principal and interest at the rate stated in the Eximbank Guarantee from such Due Date to the actual date of payment by Eximbank. On each subsequent Due Date, without a requirement of a demand on or notice by the Trustee or Servicer upon the Borrower or Eximbank, Eximbank will directly and timely pay to the Trust on such Due Date an amount equal to the amounts that were originally scheduled to be due on such Due Date with respect to the Loan Notes held by the Trust at the time of the initial demand for payment upon Eximbank.

Additionally, if the Trustee or Servicer fails to timely make such demand, there is forfeited the right to collect amounts on the Eximbank Guarantee with respect to such Due Date, but such failure does not affect the right to collect amounts on the Eximbank Guarantee with respect to any future Due Date. Also, as a result of the delay imposed in eventually realizing the initial amounts on the Eximbank Guarantee as described above, the Trust has secured the benefit of the Liquidity Facility to provide an interim source of funds for such initial payment default by the Borrower. See "THE LIQUIDITY FACILITY" below. If amounts are drawn on the Liquidity Facility to satisfy the initial payment default of the Borrower, then amounts subsequently realized in respect of the initial demand on the Eximbank Guarantee will be used, first, to reimburse the Liquidity Provider for its payment of such amounts. See "DESCRIPTION OF THE CERTIFICATES--Distributions on the Certificates" and "--TRUST ACCOUNTS AND INVESTMENT OF FUNDS."

                                USE OF PROCEEDS

     The proceeds from the sale by the Trust of the Certificates offered hereby will be used by the Trustee to purchase the Loan Notes from the Company at a purchase price equal to the principal amount thereof. The Company will use such proceeds to pay the Seller the purchase price of the Loan Notes pursuant to a Purchase Agreement between the Company and the Seller. See "THE LOAN NOTES--The Purchase Agreement." As described under "The LOAN NOTES," the Loan Notes evidence loans made to the Borrower pursuant to the Guaranteed Loan Agreement dated as of August 27, 1996 among the Borrower, ABN AMRO Bank N.V., as lender (the "Lender") and Facility Agent, Wilmington Trust Company (as Security Trustee) and Eximbank (the "Loan Agreement"). The amounts loaned to the Borrower under the Loan Agreement were applied by the Borrower to finance the acquisition of two Boeing 767-300 Aircraft and related engines (collectively, the "Aircraft") and to pay the exposure fee to Eximbank for the Eximbank Guarantee and to pay certain other fees related to the financing of the Aircraft.

                            THE EXIMBANK GUARANTEE

THE EXIMBANK GUARANTEE

     Eximbank, pursuant to the Eximbank Guarantee, will, with respect to each Loan Note, guarantee payment of 100% of all scheduled amounts of principal of and interest on each such Loan Note. The Eximbank Guarantee provides that after Eximbank's endorsement of a guarantee legend on a Loan Note, the guarantee of Eximbank will be a binding obligation of Eximbank, except as provided under "Certain Restrictions Applicable to the Eximbank Guarantee" below, even if the Borrower's obligations under a Loan Note are unenforceable. If any scheduled amount of principal or interest due on a Loan Note on a Due Date is not paid when due, subject to the terms of the Eximbank Guarantee, such amount will be payable by Eximbank as provided below.

     The Attorney General of the United States of America has stated in an opinion dated September 30, 1966 that Eximbank's contractual liabilities constitute general obligations of the United States of America backed by its full faith and credit.

     Under the terms of the Eximbank Guarantee, if the Borrower fails to make a scheduled payment of principal of or interest on a Loan Note within 30 calendar days after a Due Date, Eximbank will be obligated, upon its receipt of a written demand for payment by the Trustee (or the Servicer in its name and on its behalf) on any Business Day subsequent to such 30-day period (but only within 150 calendar days of such Due Date), and provided that all other provisions of the Eximbank Guarantee have been satisfied (see "Certain Restrictions Applicable to the Eximbank Guarantee") (the satisfaction of such conditions, an "Eximbank Payment Event"), to pay to the Trust within five Business Days of such demand (unless Eximbank determines that additional time is required due to the large number of claims then pending at Eximbank, in which case fifteen (15) Business Days thereafter) 100% of all scheduled amounts of principal of and interest on such Loan Note due and unpaid on such Due Date, together with interest payable on such unpaid installment of principal and interest at the rate stated in the Eximbank Guarantee from such Due Date to the actual date of payment by Eximbank. On each subsequent Due Date following an Eximbank Payment Event, without a requirement of a demand on or notice by the Trustee or the Servicer upon the Borrower or Eximbank, Eximbank will directly and timely pay to the Trust on such Due Date an amount equal to the amounts that were originally scheduled to be due on such Due Date with respect to the Loan Notes held by the Trust at the time of the initial demand for payment upon Eximbank. Any payments received under the Eximbank Guarantee would include interest from and including the relevant Due Date to but excluding the actual date of payment by Eximbank. For purposes of the foregoing, "Business Day" means any day other than a Saturday or Sunday on which banks are open for business in New York, New York and Chicago, Illinois. If timely demands are not made upon Eximbank, the Borrower, the Lessee and the Industrial and Commercial Bank of China by the Servicer on behalf and in the name of the Trustee (or by the Trustee directly), with respect to any default in payment of an amount of principal or interest due under a Loan Note, and such failure renders the Eximbank Guarantee unenforceable with respect to such payment, the Trust Agreement provides that the Trustee will be irrevocably obligated to pay the amount of that defaulted payment to the Trust. The Servicer has indemnified the Trustee for the consequences of its failure to perform under the Servicing Agreement. Notwithstanding any such failure by the Trustee or Servicer to make timely demand, such failure does not affect the right to make demand for payment under the Eximbank Guarantee with respect to any future Due Date.

     Within five Business Days of an Eximbank Payment Event (unless Eximbank determines that additional time is required due to the large number of claims then pending at Eximbank, in which case fifteen (15) Business Days thereafter), Eximbank will execute and deliver certificates to the Trust (the "Eximbank Payment Certificates") corresponding to the then outstanding principal amount of the Loan Notes held by the Trust at the time of the initial demand for payment upon Eximbank (after giving effect to any initial Eximbank payments referred to above), providing for the timely payment to the Trust by Eximbank on each subsequent Due Date regardless of any acceleration of the Loan Notes, of an amount equal to the amounts that were originally scheduled to be due on the Loan Notes on such Due Date. On and after such date, the property of the Trust will consist of the Eximbank Payment Certificates held by the Trust, which, according to the opinion of the Attorney General of the United States of America, dated September 30, 1966, will be direct obligations of Eximbank, backed by the full faith and credit of the United States of America.

If Eximbank accelerates the Loan Notes pursuant to the Loan Agreement due to a non-payment default thereunder and the Borrower makes payment of the accelerated amounts to Eximbank and any other amounts then due, the Loan Notes will be assigned to Eximbank and Eximbank will deliver an Eximbank Payment Certificate corresponding to the outstanding principal amount of the Loan Notes (after giving effect to any principal payments made by the Borrower prior to the issuance of such Eximbank Payment Certificate) to the Trust providing for the timely payment to the Trust of the amounts that were originally scheduled to be due on each Due Date. The occurrence of these events will not, however, result in acceleration of the Certificates.

     If a total loss occurs with respect to any Aircraft (an "Event of Loss") and such Aircraft is not replaced, insurance and certain other moneys with respect to such Aircraft will be paid to Eximbank in accordance with the terms of the related Aircraft lease. The Loan Note with respect to such Aircraft will then be assigned to Eximbank and Eximbank will deliver an Eximbank Payment Certificate corresponding to the outstanding principal amount of such Loan Note (after giving effect to any principal payments made by the Borrower prior to the issuance of such Eximbank Payment Certificates) to the Trust, providing for the timely payment to the Trust of the amounts that were originally scheduled to be due on each Due Date. Similarly, if the Lessee properly exercises its right to terminate the lease relating to an Aircraft following a determination by the Lessee that such Aircraft is surplus to its requirements or economically obsolete, the Loan Note relating to such Aircraft and affected by such early lease termination shall be assigned by the Trustee to Eximbank, and Eximbank will deliver to the Trust an Eximbank Payment Certificate in respect of such Loan Note requiring Eximbank to thereafter make payments directly to the Trust on each subsequent Due Date of the amounts that were originally scheduled to be due on such Due Date with respect to such Loan Note.

           CERTAIN RESTRICTIONS APPLICABLE TO THE EXIMBANK GUARANTEE

     Under the terms of the Eximbank Guarantee, Eximbank will not be required to make a payment of amounts due on a Due Date which were not paid by or on behalf of the Borrower on such Due Date if the Trustee (or the Servicer in its name and on its behalf) fails to make a written demand for payment upon Eximbank within 150 calendar days following such Due Date (but at least 30 calendar days after such date) and a written demand for payment upon the Borrower and the Lessee with respect to the applicable Loan Note at least 15 calendar days prior to such demand upon Eximbank. In addition, it is a condition of the Eximbank Guarantee that a demand for payment must be made on the Industrial and Commercial Bank of China, on behalf of Eximbank, at least 15 calendar days prior to the date on which demand is made on Eximbank for payment under the Eximbank Guarantee. Eximbank requires this prior demand on the Industrial and Commercial Bank of China because the Industrial and Commercial Bank of China has guaranteed certain obligations of the Lessee to Eximbank. Accordingly, the Servicing Agreement requires the Servicer, on behalf and in the name of the Trustee, in the case of a failure by the Borrower to make payment when due of the full amount payable on a Loan Note, to make a timely demand upon Eximbank, the Borrower, the Lessee and the Industrial and Commercial Bank of China.

     The Trustee is obligated pursuant to the Trust Agreement to make timely demands on Eximbank, the Borrower, the Lessee and the Industrial and Commercial Bank of China in the event the Servicer fails to make such demands.

     Under the terms of the Eximbank Guarantee, Eximbank will not be required to make any payment with respect to a Loan Note held by the Trust unless and until the Trustee has assigned to Eximbank all of the Trust's rights and interests in and to the affected Loan Note held by the Trust and the Loan Agreement, and delivered to Eximbank such Loan Note. Accordingly, both the Eximbank Guarantee and the Trust Agreement provide that the Trustee is obligated to assign the Trust's rights and interests in the affected Loan Note to Eximbank in the event a payment under the Loan Note is not timely received. Simultaneously with the fulfillment of these requirements by the Trust, Eximbank will, if all other provisions of the Eximbank Guarantee have been met, issue to the Trustee the corresponding Eximbank Payment Certificates whereupon the Certificates will evidence fractional undivided interests in these Eximbank Payment Certificates rather than the Loan Notes for which such Eximbank Payment Certificates were exchanged.

     In addition, the Eximbank Guarantee provides that it will cease to be effective if the Trustee or any holder of an interest in the Loan Notes agrees to any amendment of or any deviation from any Loan Note, any Lease Agreement relating to the Aircraft or the Loan Agreement without Eximbank's prior written consent. The Trust Agreement therefore prohibits the Trustee from agreeing to any such amendment or deviation without Eximbank's prior written consent. See "Description of the Certificates--Events of Default, Enforcement of Loan Notes and Eximbank Guarantee" and "--Amendments".

EXIMBANK

     Eximbank, an independent agency of the government of the United States of America, corporate in form, all of the capital stock of which is held by the Secretary of the Treasury, was founded in 1934 and operates under authority contained in the Export-Import Bank Act of 1945, as amended (12 U.S.C. Section 635 et seq.) (the "EXIM Act"). Eximbank's purpose is to aid in financing exports and imports of goods and services between the United States of America and foreign countries and, in furtherance thereof, the EXIM Act vests broad banking powers in Eximbank, including the power to borrow and lend, to guarantee and insure loans, and to purchase or guarantee negotiable instruments, evidences of indebtedness and other securities. Eximbank's authority to exercise its functions has been limited to specified periods, which have been extended by Congressional action from time to time. The EXIM Act presently provides that the authority empowering Eximbank to continue to exercise its functions expires on September 30, 1997. Although the current authority under the EXIM Act to provide loans and guarantees in support of import and export activities expires on September 30, 1997, Eximbank is permitted to incur prior thereto liability as a guarantor of obligations maturing subsequent to that date without limitation as to the length of maturity of such obligations or the amount guaranteed.

     The Attorney General of the United States of America has stated in an opinion dated September 30, 1966 that Eximbank's contractual liabilities constitute general obligations of the United States of America backed by its full faith and credit and that persons in whose favor Eximbank has incurred contractual liabilities in accordance with law "have acquired valid general obligations of the United States, and are therefore in a position to reach beyond Eximbank and its assets to the United States for a source of payment, if necessary." The Eximbank Guarantee is a guarantee of payment of amounts due on the Loan Notes, and is not in favor of the Certificateholders nor a guarantee of payment of amounts due on the Certificates.

                                THE LOAN NOTES

     On the date of initial issuance of the Certificates, the Company will, pursuant to a Purchase Agreement (the "Purchase Agreement"), acquire from the Seller two Loan Notes in the aggregate principal amount of $101,672,199.30. Each Loan Note is a direct obligation of the Borrower and such Loan Note evidences a loan made to the Borrower by the Seller under the Loan Agreement to finance up to 85% of the purchase by the Borrower of the respective Aircraft, to finance the exposure fee payable to Eximbank and to finance certain other fees relating to the financing of the Aircraft. The Loan Notes will be secured by a mortgage on the Aircraft.

     The Loan Notes held by the Trust will amortize in 24 installments of principal, payable on each Due Date. The Loan Notes held by the Trust will bear interest at a rate equal to the interest rate on the Certificates. The aggregate scheduled amounts of principal and interest payable on the Loan Notes held by the Trust on each Due Date will be sufficient to provide for the scheduled payments on the Certificates on the corresponding Payment Date. Each Due Date is the same day as the corresponding Payment Date.

     Payments of principal of and interest on the Loan Notes held by the Trust are due from the Borrower to the Trust semi-annually on each February 15 and August 15, commencing February 15, 1997, and ending on August 15, 2008; provided that if any such date is not a Business Day, payment will be made on the next succeeding Business Day unless such non-Business Day is August 15, 2008 whereupon such payment will be made on the immediately preceding Business Day. Under the Loan Agreement, a "Business Day" is any day other than a Saturday or Sunday on which banks are open for business in New York, New York. Interest on the Loan Notes is computed on the basis of actual days elapsed in a year of 360 days consisting of twelve 30-day months.

     All scheduled payments of principal and interest with respect to each Loan Note will be payable in lawful money of the United States of America without deduction or withholding for or on account of any present or future taxes levied or imposed on such payments, unless the Borrower is required to make such a payment subject to the deduction or withholding of tax. If any taxes are so required to be deducted or withheld, the amounts so payable by the Borrower to the Trust will be increased in accordance with the Loan Agreement to the extent necessary to yield to the Trust (after payment of all such taxes), amounts equal to the full amounts that would have been received pursuant to the Loan Notes in the absence of such taxes.

PURCHASE AGREEMENT

     Pursuant to the Purchase Agreement, the Seller will sell and assign the Loan Notes (and the related rights under the Loan Agreement and Eximbank Guarantee) to, or at the direction of, or upon the order of the Company, without recourse, representation or warranty, except the representation that the Purchase Agreement has been duly authorized, executed and delivered and constitutes an enforceable obligation of the Seller and that the Seller owns the Loan Notes free and clear of all liens.

                            THE LIQUIDITY FACILITY

     The Trust will benefit from an Irrevocable Revolving Credit Agreement, dated as of January 1, 1995 among ABN AMRO Bank N.V. (the "Liquidity
Provider"), the Company, the Trustee and the Servicer (the "Liquidity Facility"). The Liquidity Facility will be in an amount not less than one payment of principal and the maximum amount of interest due on the Loan Notes on any Due Date. The Liquidity Facility may be drawn on by the Servicer in the event that the Borrower defaults in its obligation to make any required payment of principal and interest on any Due Date. Under the Servicing Agreement, the Servicer has agreed to make such drawing on or before 2:00 p.m., New York City time on any Due Date on which the payment due from the Borrower has not been received. Pursuant to the Liquidity Facility, the Liquidity Provider is obligated to pay to the Servicer the amount demanded at or prior to 3:00 p.m., New York City time on the date the demand is made by the Servicer. The Liquidity Provider will be entitled to receive reimbursement (with interest thereon) for any payment made under the Liquidity Facility from the amount eventually paid by Eximbank under the Eximbank Guarantee in respect of such Borrower default. The Liquidity Provider will receive a facility fee, which shall be prepaid on the date of issuance of the Certificates.

     The Liquidity Facility expires on _____________, 1997 (the "Expiration Date"). In the event that (i) on or prior to the fifth Business Day prior to the Expiration Date or (ii) within 15 days of any downgrade or withdrawal of the short-term unsecured debt rating of the Liquidity Provider, the Liquidity Provider does not provide to the Trust a replacement irrevocable liquidity facility (a "Replacement Liquidity Facility") substantially identical to the Liquidity Facility (and consented to by Eximbank) and issued by an institution with a short-term unsecured debt rating of A-1+ by Standard & Poor's, a division of the McGraw-Hill Companies, the Servicer shall make a demand under the Liquidity Facility for the full amount available thereunder. The proceeds of any such demand shall be held in a separate trust account and shall be invested by the Trustee at the direction of the Company only in certain highly-rated permitted investments. Such funds will be available to be withdrawn from such account under the same circumstances as the Servicer was permitted to make demands on the Liquidity Facility. In such a case, the Liquidity Provider would be entitled to reimbursement in respect of withdrawals made from such account in the same manner as with respect to amounts paid under the Liquidity Facility (other than amounts paid thereunder in connection with the expiration thereof as described above). In the event that the Liquidity Provider subsequently delivers a Replacement Liquidity Facility, the Trustee is to release any proceeds of the demand on the original Liquidity Facility to the Liquidity Provider.

  The Liquidity Provider is an affiliate of the Underwriter and the Trustee.

                                   THE TRUST

     U.S. Trade Trust Series 1996-A (the "Trust") will be formed for the purpose of acquiring and holding the Loan Notes and issuing the Certificates. The Trust will be formed pursuant to a Supplemental Trust Agreement dated as of October 1, 1996 incorporating therein the Standard Terms and Conditions of Trust Agreement dated as of January 1, 1995 (as the same may be amended from time to time, the "Trust Agreement") pursuant to which the Company is entitled to cause the issuance of the Certificates. LaSalle National Bank (the "Trustee"), serves as Trustee under the Trust Agreement on behalf of the Certificateholders. The Trust will have no material assets other than the Loan Notes, payments in respect thereof pending distribution and the rights under the Eximbank Guarantee, the rights under the Liquidity Facility and, if an Eximbank Payment Event occurs or certain other specified events occur, the related Eximbank Payment Certificates.

                                  THE TRUSTEE

     LaSalle National Bank will serve as Trustee. Its corporate trust office is located at 135 S. LaSalle Street, Chicago, Illinois 60603 and its telephone number is 312/904-7326. The Trustee is an affiliate of the Underwriter, the Seller, the Liquidity Provider and the Servicer.

                          THE BORROWER AND THE LESSEE

     YA96A Limited (the "Borrower") is a company incorporated under the laws of the Cayman Islands. The Borrower has leased the Aircraft to China Yunnan Airlines (the "Lessee"), a state-owned legal entity organized and existing under applicable laws and decrees of the People's Republic of China and engaged in the commercial air transportation of passengers and cargo. The Loan Notes are not direct obligations of, and are not guaranteed by, the Lessee. The Borrower does not have any material assets other than the Aircraft, which will constitute collateral for the Loan Notes, and its rights under its lease agreements with the Lessee and related documentation. The Certificates represent undivided fractional interests in the Loan Notes held by the Trust, but the Certificates are not direct obligations of, and are not guaranteed by, the Borrower, the Lessee, Eximbank, the United States of America, the Industrial and Commercial Bank of China or the government of the People's Republic of China.

                          THE SELLER AND THE SERVICER

     ABN AMRO Bank N.V., a bank organized under the laws of The Netherlands, is the originator and Seller of the Loan Notes. ABN AMRO Bank N.V. will also serve as the

Servicer of the Loan Notes held in the Trust. The Seller and the Servicer are affiliates of the Underwriter and the Trustee.

                                  THE COMPANY

     The Company, U.S. Trade Funding Corp., is a corporation organized under the laws of the State of Delaware. The Company will convey or cause the conveyance of the Loan Notes purchased from the Seller to the Trust. The Company is a wholly-owned subsidiary of Securitization Holding Company, L.L.C., a limited liability company organized under the laws of the State of Delaware. The Certificateholders of the Certificates will have no recourse against the Company's directors, officers, stockholders, affiliates or employees, provided that nothing shall limit or otherwise affect a Certificateholder's rights, if any, against any of the foregoing under federal securities laws. See "Underwriting."

                        DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued under the Trust Agreement pursuant to which the Trust is entitled to issue or cause the issuance of the Certificates. The following summary of the Certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the Loan Notes, the Purchase Agreement, the Eximbank Guarantee, the Servicing Agreement and the Trust Agreement.

PAYMENT ON THE CERTIFICATES

     Interest on the Certificates will accrue from and including the date set forth on the cover page of this Prospectus and will be payable semi-annually on each February 15 and August 15 (or the next succeeding Business Day if such date is not a Business Day unless such non-Business Day is August 15, 2008 whereupon such payment shall be made on the immediately preceding Business Day), commencing on February 15, 1997 and ending on August 15, 2008, to the persons in whose name the Certificates are registered on the fifteenth day preceding the next Payment Date (each, a "Record Date"). Interest on the Certificates will be computed on the basis of a year of 360 days consisting of twelve 30-day months.

     Payments of principal on the Certificates will be made in 24 semi-annual installments, on each Payment Date, commencing February 15, 1997 to the persons in whose names the Certificates are registered on the preceding Record Date, each such installment being in the aggregate amount of $____________ (except that the last payment of principal is scheduled to be $___________).

     A schedule of distributions on the Certificates is attached as Annex A.

     The Certificates will not be subject to prepayment or acceleration under any circumstances.

DISTRIBUTIONS ON THE CERTIFICATES

     On each Payment Date, the Trustee is obligated to apply all amounts in the Distribution Account (as defined below), after making any required reimbursement to the Liquidity Provider for prior drawings to pay Certificateholders, so as to make the distribution of any amounts due to the Certificateholders on such date, with no priority of payments due on any one Certificate over those due on any other Certificate.

     Such amounts in the Distribution Account on any Payment Date will be distributed to the Certificateholders on a pro rata basis. If payments in respect of any Certificates are not made when due for any reason, Certificateholders are entitled to be paid interest on overdue amounts of principal and interest at the rate set forth on the cover page of this Prospectus."

     "Distribution Account" means the special purpose non-interest bearing trust account established by the Trustee for the benefit of the Certificateholders, for receipt of amounts transferred from the Revenue Account to be distributed on the current Payment Date. See "Trust Accounts and Investment of Funds."

BOOK-ENTRY REGISTRATION

     The Certificates will be issued in the form of a single global Certificate in the aggregate amount of this issue that will be deposited with The Depository Trust Company ("DTC"), New York, New York, and registered in the name of a nominee of DTC. The Certificates will be available only in book entry form.

     Cede & Co., as nominee for DTC, will be the registered holder of the global Certificate. Except under the limited circumstances described below, no Certificateholder will be entitled to receive a physical certificate representing such Certificateholder's interest in the Certificates, which may impair the ability of Certificateholders to transfer beneficial interests in the related global Certificate.

     The global Certificate will be exchangeable for definitive Certificates registered in the name of, and a transfer of the global Certificate may be registered to, any person other than DTC or its nominee, only if:

          (a) DTC notifies the Trustee that it is unwilling or unable to continue as Depository for such global Certificate or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and no successor securities depository is designated as provided in the Trust Agreement; or

          (b) the Trustee (with the concurrence of the Company (or its designee) and Eximbank), and upon notice to DTC, remove DTC as securities depository for the Certificate and no successor securities depository is designated as provided in the Trust Agreement.

     Owners of beneficial interests in the global Certificate will not be considered to be the holders thereof for any purpose under the Trust Agreement. All references herein to actions by Certificateholders refer to actions taken by DTC upon instructions from its participants (the "DTC Participants"), and all references herein to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements to Cede & Co., as the registered holder of the global Certificate for distribution to Certificateholders in accordance with DTC procedures. Accordingly, each Certificateholder must rely on the procedures of DTC and, if such person is not a DTC Participant, on the procedures of the DTC Participant through which such person owns its interest, to exercise any rights of a holder under the Trust Agreement. None of the Underwriter, the Seller, the Servicer, the Trust, the Trustee, Eximbank, the Company, the Lessee, the Borrower, nor any agent of such parties will have any responsibility or liability for any aspect of DTC's records or any DTC Participant's records relating to or payments made on account of beneficial interests in the global Certificate or for maintaining, supervising or reviewing any of DTC's records or any DTC Participant's records relating to such beneficial interests.

     DTC is a limited purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for DTC Participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, between DTC Participants through electronic computerized book-entry changes in accounts of DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include the Underwriter, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and DTC Participants are on file with the Commission.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the Certificates. DTC Participants and Indirect Participants with which Certificateholders have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificateholders.

     Purchases of Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Certificates on DTC's records. The ownership interest of each actual purchaser of each Certificate ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Certificates, except in the event that use of the book-entry system for the Certificates is discontinued.

     To facilitate subsequent transfers, all Certificates deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Certificates with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Principal and interest payments on the Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Company or the Trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Trust, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

     Because DTC can act only on behalf of DTC Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificateholder to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of physical certificates for such Certificates.

     Neither DTC nor Cede & Co. will consent or vote with respect to the Certificates. Under its usual procedures, DTC mails an Omnibus Proxy with respect to a series of Certificates to the Trustee as soon as possible after a record date for a consent or vote. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Certificates are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     None of the Underwriter, the Trust, the Trustee, Eximbank, the Company, the Lessee, the Borrower, nor their respective affiliates, can give any assurances that DTC will perform or continue to perform the procedures discussed above, and such procedures may be discontinued at any time.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company and the Trustee believe to be reliable, but neither the Company nor the Trustee takes responsibility for the accuracy thereof.

Events of Default, Enforcement of Loan Notes and Eximbank Guarantee

     If the Borrower fails to pay on a Due Date all amounts due from the Borrower in respect of the Loan Notes on such Due Date, the Servicing Agreement provides that the Servicer, on behalf and in the name of the Trustee (and in addition to making required drawings on the Liquidity Facility), shall send a payment demand to the Borrower, the Lessee and, on behalf of Eximbank, to the Industrial and Commercial Bank of China (with copies thereof to Eximbank) on or prior to the time specified in the Servicing Agreement, setting forth the amounts due on the Loan Notes on such Due Date and the amounts then due and unpaid by the Borrower. If any amounts due in respect of the Loan Notes remain unpaid on the 30th calendar day after such Due Date, the Servicing Agreement requires the Servicer, on behalf and in the name of the Trustee, to file with and deliver to Eximbank on such 30th calendar day (or the first following Business Day) a payment demand setting forth such amounts due and unpaid by the Borrower and demanding payment from Eximbank under the Eximbank Guarantee. If timely demands are not made upon Eximbank, the Borrower, the Lessee and the Industrial and Commercial Bank of China by the Servicer on behalf and in the name of the Trustee (or by the Trustee directly), with respect to any default in payment of an amount of principal or interest due under a Loan Note, and such failure renders the Eximbank Guarantee unenforceable with respect to such payment, the Trust Agreement provides that the Trustee will be irrevocably obligated to pay the amount of that defaulted payment to the Trust. The Servicer has indemnified the Trustee for the consequences of its failure to perform under the Servicing Agreement. Under the Eximbank Guarantee, Eximbank, upon receipt of a written demand for payment and satisfaction of all other provisions of the Eximbank Guarantee (see "The Eximbank Guarantee--Certain Restrictions Applicable to the Eximbank Guarantee"), will within five Business Days of such demand (unless Eximbank determines that additional time is required due to the large number of claims then pending at Eximbank, in which case fifteen (15) Business Days thereafter) make payment of all scheduled amounts of principal of and interest on the Loan Notes due and unpaid on the Due Date, together with interest payable on such overdue amounts of principal and interest at the rate stated in the Eximbank Guarantee from the Due Date to the actual date of payment by Eximbank. In such event, the Trust Agreement provides that the Trustee is obligated to assign all of the right, title and interest of the Trust in and to the defaulted Loan Notes to Eximbank. See "The Eximbank Guarantee" and "The Loan Notes."

     Following an Eximbank Payment Event, the Eximbank Guarantee provides that Eximbank on each subsequent Due Date will directly and timely pay to the Trust on such Due Date an amount equal to the amounts that were originally scheduled to be due on such Due Date with respect to the Loan Notes held by the Trust at the time of the initial demand for payment upon Eximbank, without a requirement of a demand on or notice to the Borrower, the Lessee or Eximbank for such payment. Within five Business Days of an Eximbank Payment Event (unless Eximbank determines that additional time is required due to the large number of claims then pending at Eximbank, in which case fifteen (15) Business Days thereafter), Eximbank will execute and deliver Eximbank Payment Certificates to the Trust corresponding to the then outstanding principal amount of the Loan Notes held by the Trust at the time of the initial demand for payment upon Eximbank providing for timely payment to the Trust by Eximbank on each subsequent Due Date of an amount equal to the amounts that were originally scheduled to be due on such Due Date with respect to the Loan Notes. Under the terms of the Eximbank Guarantee, Eximbank will not be required to make any payment with respect to a Loan Note held by the Trust unless and until the Trustee has assigned to Eximbank all of such Trust's rights and interests in and to the affected Loan Note held by the Trust and the Loan Agreement, and delivered to Eximbank such Loan Note. Simultaneously with the fulfillment of these requirements by the Trust, Eximbank will, if all other provisions of the Eximbank Guarantee have been met, issue to the Trustee the corresponding Eximbank Payment Certificates whereupon the Certificates will evidence fractional undivided interests in the Eximbank Payment Certificates rather than the Loan Notes for which such Eximbank Payment Certificates were exchanged. On and after such date, the property of the Trust will consist of the Eximbank Payment Certificates held by the Trustee for the Trust. The Eximbank Payment Certificates will be direct obligations of Eximbank, backed by the full faith and credit of the United States of America.

     Upon the occurrence of a payment default prior to an Eximbank Payment Event, the Trustee is not entitled to exercise any remedies against the Borrower, the Aircraft, the Lessee or the Industrial and Commercial Bank of China with respect to a defaulted Loan Note on behalf of the Trust and is not authorized or entitled to accelerate the Loan Notes. Subsequent to the occurrence of the Eximbank Payment Event, the Trustee will have the right, subject to the terms of the Eximbank Guarantee, to proceed against Eximbank for payments due under the related Eximbank Payment Certificates held by the Trust.

     The Trustee is required to take all necessary action, as permitted or required by the Trust Agreement, the Eximbank Guarantee and applicable law, or to cause the Servicer to take such action, (i) to enforce payments due from Eximbank under the Eximbank Guarantee, (ii) to enforce the Liquidity Facility against the Liquidity Provider, and (iii) to apply amounts received in accordance with the Trust Agreement for the benefit of the Certificateholders.

Trust Accounts and Investment of Funds

     Contemporaneously with the execution of the Trust Agreement, the Trustee shall establish a special purpose demand deposit account at its corporate office in the name of the Trustee for its sole and exclusive benefit (the "Revenue Account"). Pursuant to the Servicing Agreement, the Servicer shall, on or before the Servicer Remittance Date for each period between Payment Dates (each, a "Collection Period"), remit to the Revenue Account all collections received by the Servicer during such Collection Period with respect to the Loans and shall, concurrently therewith, deliver to the Trustee the Servicer Remittance Report. "Servicer Remittance Report" means the report prepared by the Servicer before each Payment Date sent to the Trustee directing the Trustee to deposit funds collected by the Servicer on the Loan Notes (or under the Liquidity Facility or Eximbank Guarantee) into certain Trust Accounts, and specifying the amount of such funds. "Servicer Remittance Date" means the date on which such Servicer Remittance Report, and all corresponding funds collected during such Collection Period are required to be sent to the Trustee. The Servicer shall also deposit to the Revenue Account the proceeds, if any, received from a draw upon the Liquidity Facility under the Servicing Agreement. The Company shall have no legal, equitable or beneficial interest in the Revenue Account.

     Contemporaneously with the execution of the Trust Agreement, the Trustee shall establish a special purpose trust account at its corporate trust office in the name of the Trustee for the benefit of the Certificateholders for receipt of amounts transferred from the Revenue Account (the "Distribution Account"). Funds in the Distribution Account shall not be commingled with any other monies. All funds deposited from time to time in the Distribution Account pursuant to the Trust Agreement shall be held by the Trustee as part of the Trust Estate.

     After remitting required payments to the Revenue Account, the Trustee shall then transfer to the Distribution Account amounts remaining in the Revenue Account (other than amounts representing payments of Loans due after the Due Date coinciding with such Payment Date).

     The Trustee shall, concurrently with the establishment of the Distribution Account establish, as subaccounts of the Distribution Account, the Payment Accounts. The Trustee shall withdraw from time to time from the Distribution Account funds equal to the amount required to be distributed to the Liquidity Provider to reimburse the Liquidity Provider for any Advance. On each Payment Date, the Trustee shall withdraw from the Distribution Account funds equal to the Interest Amount as reflected on the Servicer Remittance Report and shall deposit such funds into the identified Payment Accounts in accordance with the instructions contained in the Servicer Remittance Report. In addition, on each Payment Date, the Trustee shall withdraw from the Distribution Account funds equal to the Principal Amount as reflected on the Servicer Remittance Report and shall deposit such funds into the identified Payment Accounts in accordance with the instructions contained in the Servicer Remittance Report.

Reports to Certificateholders

     At least two Business Days prior to each Payment Date, the Servicer shall deliver to the Trustee, the Company and S&P, and on each Payment Date the Trustee shall furnish to each Holder (provided that the Trustee has received such reports from the Servicer), the Monthly Servicer Report in the form provided in Exhibit A to the Servicing Agreement with respect to activity in the completed Collection Period immediately preceding the date on which such report is to be provided.

     On or before 120 days after the end of each fiscal year of the Servicer, the Servicer shall deliver to the Company, the Trustee, each Holder and S&P an Officer's Certificate to the effect that such Servicer has examined certain documents and records relating to the servicing of the Loans under the Trust Agreement and the related Servicing Agreement and that, on the basis of such examination, nothing came to its attention which caused it to believe that the Servicer has accounted for matters regarding the Loans, otherwise than in accordance with the Trust Agreement and the related Servicing Agreement, except for such insignificant exceptions or errors on records that, in the opinion of such Servicer, it is not required to report.

     The Servicer shall cause to be maintained books and records showing, and shall report to the Trustee at least two Business Days prior to each Payment Date, the information needed for the following calculations: (1) the amount of principal and interest required to be distributed to Certificateholders on each Payment Date, (2) the aggregate amount of interest accrued on the Loan Notes for the period from the preceding Payment Date until the day preceding the related Payment Date, (3) the unpaid principal amount of the Loan Notes after giving effect to the payments to be made on such Payment Date, and (4) such other information which the Trustee or any Holder of the Certificates may reasonably request. Such books and records will be available for inspection by the Trustee, the Company and any Holder upon reasonable notice at any time during normal business hours.

     Copies of all statements and reports furnished by the Trustee may be obtained by Certificateholders by delivering a written request to the Trustee at LaSalle National Bank, 135 LaSalle Street, Chicago, Illinois 60603, Attention:
Asset Backed Securities Trust Services or by telephoning the Trustee at 312/904-7326.

Additional Trusts

     It is anticipated that the Company will establish additional Trusts from time to time by means of a Supplemental Trust Agreement incorporating the Standard Terms and Conditions of Trust Agreement for each such additional Trust. Any Trust created by means of a Supplemental Trust Agreement incorporating the Standard Terms and Conditions of Trust Agreement would issue a separate series of certificates, which would represent undivided beneficial interests only in the separate Trust created by the Supplemental Trust Agreement. A Trust so created would acquire from the Company notes issued by a borrower and guaranteed by Eximbank; however, the assets of such Trust would be held separate from the assets of each other Trust and under no circumstances would holders of Certificates of a particular series be entitled to payments from or attributable to the assets of a Trust other than the Trust which issued such series of Certificates.

Amendments

     The Trust Agreement may be amended from time to time by the Trustee and the Company, without the consent of any of the Cerfificateholders; provided that such action will not cause a downgrading of the rating on the Certificates: (1) to correct or amplify the description of any property at any time subject to the lien of the Trust Agreement, or better to assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of the Trust Agreement, or to subject to the lien of the Trust Agreement additional property; or (2) to evidence the succession of another Person to the Company, and the assumption by such successor of the covenants of the Company in the Trust Agreement and contained in the Certificates; or (3) to add to the covenants of the Company, for the benefit of the Certificateholders, or to surrender any right or power in the Trust Agreement conferred upon the Company; or (4) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee; or (5) to cure any ambiguity, to correct or supplement any provision in the Trust Agreement which may be defective or inconsistent with any other provisions with respect to matters or questions arising under the Trust Agreement, provided that such action shall not adversely affect the interests of the Certificateholders; or (6) to evidence the succession of the Trustee; or (7) to add to any events of default or events of termination (to the extent applicable).

    The Trust Agreement may also be amended from time to time by the Trustee and the Company, with the consent of the Certificateholders of not less than 66-2/3% in principal amount of the outstanding Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of such Certificateholders, provided, however, that no such amendment shall, without the consent of the holders of all outstanding Certificates:

          (1) change the stated maturity of the Certificates or the due date of any scheduled Distribution, any installment of principal of, or any installment of interest on, any Certificates, or reduce the scheduled amount of any Distribution, or the principal amount thereof or the interest rate or change any place of payment where, or the coin or currency in which, any Certificates or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment; or

          (2) reduce the percentage interest or principal amount of the outstanding Certificates, the consent of the Certificateholders of which is required for any such supplemental trust agreement, or the consent of the Certificateholders of which is required for any waiver of compliance with certain provisions of the Trust Agreement or their consequences; or

          (3) impair or adversely affect the Trust Estate except as otherwise permitted by the Trust Agreement; or

          (4) modify or alter certain definitions or liability provisions related to the Trustee; or

          (5) modify any of the provisions of the Trust Agreement Section governing supplemental trust agreements, except to increase the percentage of Certificateholders required for any modification or wavier or to provide that certain other provisions of the Trust Agreement cannot be modified or waived without the consent of the Holder of all outstanding Certificates affected thereby; or

          (6) permit the creation of any lien ranking prior to or on a parity with the lien of the Trust Agreement with respect to any part of the Trust Estate or terminate the lien of the Trust Agreement on any property at any time subject hereto or deprive the Holder of any Certificates of the security afforded by the lien of the Trust Agreement; or

          (7) modify certain provisions relating to events of default or events of termination and the sale of the Trust Estate.

     Promptly after the execution by the Company and the Trustee of any supplemental trust agreement, the Company shall mail to the Certificateholders, the Borrower, Eximbank and S&P a copy of such supplemental trust agreement.

     No amendment, modification, supplement or rescission to or of, or waiver of rights under, the Trust Agreement which materially adversely affects the Borrower or Eximbank will be effective as against such person unless approved in writing by such person.

The Trustee

     LaSalle National Bank, the Trustee under the Trust Agreement, currently has its Corporate Trust Office at 135 S. LaSalle Street, Chicago, Illinois 60603,
Attention: Asset Backed Securities Trust Services. The Trustee is obligated to provide each Certificateholder with prompt written notice of any change in the address of such office.

     The Trustee may resign at any time by giving 30 days' written notice thereof to the Company, the Borrower, Eximbank and to each Certificateholder. The Trustee may be removed at any time by written action of Certificateholders holding at least 66-2/3% in principal amount of the outstanding Certificates upon 30 days' notice to the Trustee.

     If at any time (i) the Trustee shall cease to be eligible to perform its duties and shall fail to resign after written request therefor by any Certificateholder, or (ii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, any Certificateholder who has been a registered Certificateholder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause with respect to the Certificates, the Company by a Board Resolution shall promptly appoint a successor Trustee or a Trustee with respect to the Certificates. If no successor Trustee shall have been so appointed by the Company within 30 days of notice of removal or resignation and shall have accepted appointment in the manner provided, the Company, Trustee or any Certificateholder who has been a registered Certificateholder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Certificates. The Company shall give notice in the manner provided in the Trust Agreement of each resignation and each removal of the Trustee and each appointment of a successor Trustee with respect to the Certificates. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. Any resignation or removal of a Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee and transfer of the property of the Trust to such successor Trustee. See "Duties and Immunities of the Trustee."

Duties and Immunities of the Trustee

     The Trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency of, or as to the accuracy of the recitals, if any, set forth in the Certificates (other than the authentication thereof), the Loan Notes, the Eximbank Guarantee, the Purchase Agreement, the Underwriting Agreement or the accuracy of the recitals in the Trust Agreement.

     The Trustee undertakes to perform such duties and only such duties as are specifically set forth in the Trust Agreement and no implied covenants or obligations shall be read into the Trust Agreement against the Trustee; and in the absence of bad faith on its part, the Trustee may conclusively rely, as to the trust of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of the Trust Agreement; but in the case of any such certificates or opinions which by any provision of the Trust Agreement are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same and to determine whether or not they conform to the requirements of the Trust Agreement. Subject to the foregoing sentence, the Trustee will be liable for its own gross negligent action, its own gross negligent failure to act or its own willful misconduct except for (i) good faith errors in judgment (provided the Trustee was not negligent in ascertaining the pertinent facts), (ii) actions taken or omitted in good faith pursuant to the direction of Certificateholders as described below and (iii) no provision of the Trust Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. If timely demands are not made upon Eximbank, the Borrower, the Lessee and the Industrial and Commercial Bank of China by the Servicer on behalf and in the name of the Trustee (or by the Trustee directly), with respect to any default in payment of an amount of principal or interest due under a Loan Note, and such failure renders the Eximbank Guarantee unenforceable with respect to such payment, the Trust Agreement provides that the Trustee will be irrevocably obligated to pay the amount of that defaulted payment to the Trust. The Servicer has indemnified the Trustee for the consequences of its failure to perform under the Servicing Agreement in this regard.

     Subject to the foregoing paragraph and the next sentence below, if no payment default has occurred, the Trustee will have no responsibility or liability for or with respect to the enforcement of the Loan Notes, of the Liquidity Facility or of the Eximbank Guarantee, and, if no default under an Eximbank Payment Certificate has occurred, the Trustee will have no responsibility or liability for or with respect to the enforcement of the Eximbank Payment Certificates. Except as described in the preceding paragraph and except for such liability as is finally determined to have resulted from the Trustee's gross negligence, willful misconduct or bad faith, no recourse may be had for any claim based on any provision of the Trust Agreement, the Certificates, the Underwriting Agreement, the Loan Notes, the Liquidity Facility, the Eximbank Guarantee or the Purchase Agreement against the Trustee in its individual capacity, and any such claim may be asserted solely against the Trust.

     Upon the occurrence of a payment default prior to an Eximbank Payment Event with respect to the Loan Notes, the Trustee will not be authorized or entitled to accelerate the Loan Notes or exercise remedies against the Aircraft. If any payment default under the Loan Notes occurs and is continuing, the Trustee is (in addition to taking other steps described herein relating to the Liquidity Facility and the Eximbank Guarantee) required to promptly mail notice thereof to the relevant Certificateholders and to Eximbank. Subsequent to the occurrence of an Eximbank Payment Event with respect to the Trust, the Trustee's recourse with respect to the amounts of principal of and interest on the related Loan Notes will be against Eximbank for payments due under the Eximbank Guarantee and related Eximbank Payment Certificates issued by Eximbank at the time of such Eximbank Payment Event.

     Under the terms of the Eximbank Guarantee, Eximbank will not be required to make a payment under the Eximbank Guarantee of amounts due on a Due Date which were not paid by or on behalf of the Borrower on such Due Date if the Trustee fails to make a written demand for payment on Eximbank within 150 calendar days following such Due Date (but at least 30 days after such Due Date) and upon the Borrower and the Lessee with respect to such Loan Note at least 15 calendar days prior to such demand upon Eximbank. In addition, it is a condition of the Eximbank Guarantee that a demand for payment must be made on the Industrial and Commercial Bank of China, on behalf of Eximbank, at least 15 calendar days prior to the date demand is made on Eximbank for payment under the Eximbank Guarantee. Accordingly, the Servicing Agreement requires the Servicer, on behalf and in the name of the Trustee, to make such timely demands upon Eximbank, the Borrower, the Lessee and the Industrial and Commercial Bank of China. The Trustee in any event is required to make such demands should the Servicer fail to do so.

     The Trustee's fees and certain expenses are to be prepaid by the Borrower in respect of U.S. Trade Trust Series 1996-A and will cover (a) compensation for all services to be rendered by the Trustee under or as contemplated by the Trust Agreement; and (b) certain expenses, disbursements and advances to be incurred or made by the Trustee in its capacity as Trustee under or as contemplated by the Trust Agreement (including the fees and expenses of the Trustee's agents and counsel and auditors). No expenses of the Trustee incurred after the initial issuance of Certificates will be payable from the scheduled payments on the Loan Notes. If the Trustee were to be replaced by a successor trustee, any unearned portion of the Trustee's prepaid fees and expenses would be made available to such successor trustee.

     Potential investors should be aware that the Trustee and the Underwriter are both affiliates of ABN AMRO Bank N.V., which is the Seller, Servicer and Liquidity Provider. Although not anticipated by any of such parties, it is theoretically possible that conflicts of interest may arise between the Trustee and the Servicer. Any such conflict would not, however, relieve the Trustee or the Servicer from their respective legal obligations owing to the Certificateholders under the Trust Agreement and Servicing Agreement.

                    Certain Federal Income Tax Consequences

     The following is a general discussion of certain anticipated Federal income tax consequences of the purchase, ownership and disposition of the Certificates. The summary is based upon laws, regulations, rulings and decisions now in effect and regulations which have been proposed, all of which are subject to change, and focuses primarily on investors who will hold the Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986 (the "Code"). This summary does not address the tax consequences to all categories of investors, some of which (for example, non-United States persons, insurance companies, and pension funds or other tax-exempt organizations) may be subject to special rules. Investors should consult their own tax advisers in determining the Federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Certificates.

Tax Status of the Trust

     In the opinion of Chapman and Cutler (special United States tax counsel to the Trust), under existing Federal income tax law the Trust will not be taxable as an association or a corporation and should be taxed as a grantor trust; each Certificateholder will be considered as owning a pro rata share of each asset of the Trust in the proportion that the Principal Amount of the Certificates held by it bears to the aggregate Imputed Principal Amount then outstanding; each Certificateholder will recognize taxable income derived from the assets held by the Trust as if such Certificateholder directly held its pro rata portion of the assets of the Trust, as more fully described under "Income and Deductions-- Income of the Certificateholders" below; and each Certificateholder will have a taxable event when an asset of the Trust (including any Loan Note) is disposed of (whether by sale, taxable exchange, redemption, payment at maturity or otherwise) or when the Certificateholder's Certificate is redeemed or sold. A Certificateholder must allocate the cost of its Certificates among all of the assets of the Trust, including the Loan Notes (in accordance with the proportion of the relative fair market values of such assets as of the valuation date nearest the date such Certificateholder acquired its Certificate) in order to determine its initial tax basis for its pro rata portion in each asset held by the Trust, including the Loan Notes. Such tax basis is adjusted upward by the amount of original issue discount, if applicable, and market discount, if any, which the Certificateholder elects to include in income as it accrues, and downward by the amount of amortized acquisition premium, if any, which the Certificateholder has properly elected to amortize under the Code, on the Loan Notes held by the Trust.

Income and Deductions

     Income of the Certificateholders. Each Certificateholder will generally be required to include in taxable income, based upon such Certificateholder's method of tax accounting, its pro rata share of the income of the Trust, including interest earned on the Loan Notes, and any gain or loss upon collection or disposition of the Loan Notes, increased by the amount of market discount, if any, included in income as it accrues, if the Certificateholder so elects and reduced by the amount of acquisition premium, if any, as it is amortized, if the Certificateholder has elected to amortize acquisition premium under Section 171 of the Code.

     Limitations on Deductibility of Trust Expenses by Certificateholders. Each Certificateholder's pro rata share of each expense paid by the Trust is deductible by the Certificateholder to the same extent as though the expense had been paid directly by such Certificateholder. It should be noted that as a result of the Tax Reform Act of 1986, certain miscellaneous itemized deductions, such as investment expenses, tax return preparation fees and employee business expenses will be deductible by an individual, estate or trust only to the extent that they exceed 2% of such taxpayer's adjusted gross income. Certificateholders may be required to treat certain expenses of the Trust as miscellaneous itemized deductions subject to this limitation. To the extent that a Certificateholder is not permitted to deduct certain expenses of the Trust, the taxable income of the Certificateholder attributable to its Certificates will exceed the net cash distributions related to such income.

Discount and Premium

     The Loan Notes, when originally issued by the Borrower, are believed to have had adequate stated interest and it is believed that the original issue discount rules of the Code should not severally apply to the Loan Notes.

     As a result of the changes in the terms of the obligations of the Borrower on the date the Loan Notes are acquired by the Trust, special United States tax counsel believes that, for U.S. Federal income tax purposes, the Trust should be treated as holding debt obligations of the Borrower newly issued on such acquisition date. The Trust will adopt such view for purposes of tax reporting, and the following discussion assumes the correctness of such view. If a contrary view proved to be correct, the timing of interest income may vary from that described below although the amount of such variation should not in most cases be material. Certificateholders should consult their tax advisors regarding the possible applicability of any contrary view and the consequences of any such view as to timing of income and possibly other matters.

     Each Certificateholder's pro rata share of income with respect to the debt obligations of the Borrower held by the Trust will be treated as income from sources without the United States for U.S. Federal income tax purposes. Such income will be taken into account in determining the maximum amount of foreign tax credit that a Certificateholder entitled to claim foreign tax credits may claim for federal tax purposes. If as a result of an Eximbank Payment Event (which for this purpose includes any acceleration of the Loan Notes or an Event of Loss), an Eximbank Payment Certificate is substituted for the Loan Notes, however, it is possible that the Internal Revenue Service could contend that such substitution should be treated as an exchange for Federal income tax purposes, with the result that each Certificateholder could be required to recognize gain or loss as if such Certificateholder had actually exchanged his interest in the Loan Notes for an interest in the Eximbank Payment Certificate. If such substitution were treated as an exchange, each Certificateholder's pro rata share of income with respect to the Eximbank Payment Certificate would be treated thereafter as income from sources within the United States for Federal income tax purposes and would affect the calculation of the maximum amount of foreign tax credit that a Certificateholder entitled to claim foreign tax credits may claim.

     In general, the Borrower is required to pay additional amounts if necessary so that each scheduled payment of principal or interest on its Loan Notes, after any required deduction or withholding of taxes, will equal the amount then due and payable. Any such additional amounts will generally be treated as additional income to the Certificateholders. Subject to certain limitations and exceptions, each Certificateholder will be entitled to credit against its U.S. Federal income tax liability its pro rata share of tax deducted or withheld with respect to interest paid by the Borrower on its Loan Notes held by the Trust.

     Acquisition Premium. If, as of the date a Certificateholder acquires its Certificate, the Certificateholder's tax basis of its pro rata portion in any Loan Notes held by the Trust exceeds the then outstanding principal amount of such Loan Notes, such excess would be considered "acquisition premium" which may be amortized by the Certificateholder at the Certificateholder's election as provided in Section 171 of the Code. Certificateholders should consult their tax advisers regarding whether such election should be made and the manner of amortizing acquisition premium.

     Market Discount. If, as of the date a Certificateholder acquires its Certificate, the Certificateholder's tax basis of its pro rata portion in any Loan Notes held by the Trust is less than the then outstanding principal amount of such Loan Notes, such difference would be considered "market discount" unless it is less than a "de minimis" amount specified in the Code. Market discount accrues daily computed on a straight line basis, unless the Certificateholder elects to calculate accrued market discount under a constant yield method. Certificateholders should consult their tax advisers as to the amount of market discount which accrues and the manner in which market discount is recognized.

     Accrued market discount is generally includible in taxable income to the Certificateholders for Federal income tax purposes upon the receipt by the Trust of principal payments on the Loan Notes, on the sale, maturity or disposition of such Loan Notes by the Trust, and on the sale by a Certificateholder of all or a portion of its Certificate, unless the Certificateholder elects to include the accrued market discount in taxable income as such discount accrues. If a Certificateholder does not elect to include market discount in taxable income annually as it accrues, deductions for any interest expense incurred by the Certificateholder which is incurred to purchase or carry its Certificates will be reduced by such accrued market discount. In general, the portion of any interest expense which is not currently deductible would ultimately be deductible when the accrued market discount is included in income. Certificateholders should consult their tax advisors as to the method in which market discount is included in income, the advisability of entering any elections relating thereto and the potential impact on interest expense deductions.

     Computation of the Certificateholder's Tax Basis. The tax basis of a Certificateholder with respect to its interest in the Loan Notes is increased by the amount of accrued market discount, if any, previously included in taxable income by such Certificateholder and reduced by the amount of amortized acquisition premium, if any, provided that the Certificateholder had properly elected to amortize acquisition premium under Section 171 of the Code. A Certificateholder's tax basis in its Certificate will equal its tax basis in its pro rata portion of all of the assets of the Trust.

     Recognition of Taxable Gain or Loss upon Disposition of Assets by the Trust or Disposition of Certificates. A Certificateholder will recognize taxable gain (or loss) when all or part of its pro rata portion in an asset of the Trust is disposed of in a taxable transaction for an amount greater (or less) than its tax basis therefor. Any gain recognized on a sale or exchange not constituting a realization of accrued market discount and any loss will, under current law, generally be capital gain or loss. As previously discussed, gain realized on the disposition of the interest of a Certificateholder in any Loan Note deemed to have been acquired with market discount will be treated as ordinary income to the extent the gain does not exceed the amount of accrued market discount not previously taken into income. In general, any capital gain or loss arising from the disposition of a Loan Note by the Trust or the disposition of Certificates by a Certificateholder will be short-term capital gain or loss unless the Certificateholder has held its Certificates for more than one year, in which case such capital gain or loss will be long-term. For taxpayers other than corporations, net capital gains are currently subject to a maximum stated marginal tax rate of 28 percent. However, it should be noted that legislative proposals are introduced from time to time that affect tax rates and could affect relative differences at which ordinary income and capital gains are taxed. The Revenue Reconciliation Act of 1993 includes a provision that would recharacterize capital gains as ordinary income in the case of certain financial transactions that are "conversion transactions." Certificateholders should consult their tax advisers regarding the potential effect of this provision on any gain recognized in connection with their Certificates.

     If a Certificateholder disposes of its Certificate (or a portion thereof), the Certificateholder is deemed thereby to have disposed of its entire (or a related portion) interest in all Trust assets including its pro rata portion (or related portion) of all of the Loan Notes represented by the Certificate. This may result in a portion of the gain, if any, on such sale being taxable as ordinary income under the market discount rules (assuming no election was made by the Certificateholder to include market discount in income as it accrues) as previously discussed.

Foreign Certificateholders

     A Certificateholder who is a foreign investor (i.e., an investor other than a U.S. citizen or resident or a U.S. corporation, partnership, estate or trust) will not be subject to United States Federal income taxes, including withholding taxes, on interest income (including original issue discount, if any) on, or any gain from the sale or other disposition of, his pro rata interest in the Loan Notes held by the Trust or the sale of his Certificates provided that all of the following conditions are met: (i) the interest income or gain is not effectively connected with the conduct by the foreign investor of a trade or business within the United States; (ii) the interest income is not from sources within the United States (which is believed to be the case with respect to all of the Loan Notes of the Borrower held by the Trust); (iii) with respect to any gain, the foreign investor (if an individual) is not present in the United States for 183 days or more during his or her taxable year; and (iv) the foreign investor provides all certification which may be required of his status (generally, certification on an IRS Form W-8 which must be filed with the Trustee and refiled every three calendar years thereafter). Foreign investors should consult their tax advisers with respect to the United States tax consequences of ownership of Certificates. On December 7, 1995, the U.S. Treasury Department released proposed legislation that, if adopted could affect the United States federal income taxation of non-United States Certificateholders and the portion of the Trust's income allocable to such non-United States Certificateholders. Similar language which would be effective on the date of enactment was included in the Health Insurance Reform Bill proposed by the U.S. Senate on April 23, 1996.

     In the event that an Eximbank Payment Event results in the income received by a Certificateholder being treated as income from sources within the United States, a foreign investor should be exempt from U.S. withholding tax of 30% under the portfolio interest rules. In order to claim the portfolio interest exemption, an affected Certificateholder must certify (on an IRS Form W-8) that it is not a United States person and that its income is not effectively connected with a U.S. trade or business. For this purpose, a "United States person" means a citizen or resident of the U.S., a corporation, partnership, (or other entity created or organized under the laws of the U.S. or any political subdivision thereof,) or an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source.

Backup Withholding

     Each Certificateholder (other than a foreign investor who has properly provided the certifications described above) will be requested to provide the Certificateholder's taxpayer identification number to the Trustee and to certify that the Certificateholder has not been notified that payments to the Certificateholder are subject to back-up withholding. If the proper taxpayer identification number and appropriate certification are not provided when requested, distributions by the Trust to such Certificateholder will be subject to back-up withholding.

State and Local Tax Considerations

     Certificateholders should consult their own tax advisers regarding the potential state, local and foreign tax consequences relating to the Trust and the Certificates.

                             ERISA Considerations

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit certain pension, profit sharing, and other employee benefit plans, individual retirement accounts and annuities and employee annuity plans (a "Plan" or "Plans") from engaging in certain transactions involving "plan assets" with persons who, with respect to such Plan, are "parties in interest" under ERISA or "disqualified persons" under the Code. A violation of these "prohibited transaction" rules may generate excise taxes under the Code and other liabilities under ERISA for such persons. In addition, fiduciaries of Plans subject to ERISA are subject to the fiduciary responsibility rules of Part 4 of Title I of ERISA, including the requirements of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

     Under regulations issued by the Department of Labor, the underlying assets of certain entities in which Plans make equity investments could be regarded as "plan assets." Under certain circumstances, the purchase of Certificates by Plans could be viewed as equity investments that cause the assets of the Trust to be treated as "plan assets." If the Trust's assets are "plan assets," the Trustee would be subject to the fiduciary responsibility rules of Part 4 of Title I of ERISA, including the prohibited transaction rules discussed above. However, in light of the limited discretionary investment authority of the Trustee and the otherwise essentially passive nature of the assets of the Trust, and the custodial and ministerial nature of the responsibilities and functions to be performed by the Trustee (other than with respect to its limited investment authority), a non-exempt prohibited transaction or other fiduciary violation should generally not occur merely because the assets of the Trust are regarded as "plan assets."

     Regardless of whether the Trust is deemed to hold plan assets of Plans that are Certificateholders, possible violations of the prohibited transaction rules of the Code and the prohibited transaction and fiduciary responsibility rules of ERISA could occur if Certificates are purchased with assets of any Plan if the Underwriter, the Seller, the Servicer, the Trustee, the Lessee or the Borrower, or any of their affiliates, is a party in interest or disqualified person with respect to any such Plan, unless such acquisition is subject to a statutory or administrative exemption, such as Prohibited Transaction Class Exemption ("PTE") 75-1, which exempts certain transactions involving employee benefit plans and certain broker-dealers, reporting dealers and banks; PTE 91-38 (formerly PTE 80-
51) which exempts certain transactions between bank collective investment funds and parties in interest; PTE 90-1 (formerly PTE 78-19), which exempts certain transactions with insurance-company pooled separate accounts; PTE 84-14, which exempts certain transactions effected on behalf of a plan by a "qualified professional asset manager"; or pursuant to any other available exemption.

     None of the Underwriter, the Seller, the Servicer, the Trust, the Trustee, Eximbank, the Company, the Lessee nor the Borrower, nor any of their affiliates, express any opinion or are giving any assurance regarding the applicability of any of the foregoing Prohibited Transaction Exemptions (or any other exemption). Each Certificateholder should determine for itself whether and to what extent such exemption (as well as any other possibly applicable exemption) is applicable to the acquisition, holding or disposition of Certificates in general as well as to the acquisition, holding or disposition of Certificates by any particular Plan.

     The foregoing discussion is general in nature and is not intended to be all inclusive. Any fiduciary of a Plan considering the purchase of Certificates should consult its legal advisors regarding the appropriateness of such purchase under ERISA (and, particularly in the case of non-ERISA plans, concerning any state law or Code considerations).

                                 Underwriting

     Subject to the terms and conditions of an Underwriting Agreement (the "Underwriting Agreement") between the Company and the Underwriter, the Underwriter has agreed to purchase from the Company, and the Company has agreed to sell to the Underwriter, Certificates in an aggregate principal amount equal to $101,672,199.30

     The Underwriting Agreement provides that the obligations of the Underwriter thereunder are subject to certain conditions precedent. The Company has agreed in the Underwriting Agreement to indemnify the Underwriter and its controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the Underwriter may be required to make in respect thereof. The nature of the Underwriter's obligations under the Underwriting Agreement is such that they are obligated to purchase all of the Certificates, if any are purchased.

     The Underwriter proposes initially to offer the Certificates to the public at the offering price set forth on the cover page of this Prospectus. After the initial public offering, such public offering price may be changed.

     The Underwriter is an affiliate of the Seller. The Seller is also the agent of a lending group, which includes the Seller, in connection with a bank loan incurred by the Borrower to finance the portion of the purchase price of the Aircraft that is not eligible for a guarantee from Eximbank. The Underwriter is also an affiliate of the Servicer, the Trustee and the Liquidity Provider.

     The Certificates are a new issue of securities with no established trading market. The Company has been advised by the Underwriter that the Underwriter intends, but is not obligated, to make a market in the Certificates. Accordingly, there can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will continue.

     The provisions of Rule 2710(c)(8) of the National Association of Securities Dealers, Inc. apply to this offering.

                                 Legal Matters

     Certain legal matters will be passed upon (a) for the Trustee by Chapman and Cutler, Chicago, Illinois, (b) for the Underwriter by Chapman and Cutler, Chicago, Illinois, (c) for the Company Chapman and Cutler, Chicago, Illinois and
(d) for the Company and the Trust by Chapman and Cutler, Chicago, Illinois. Chapman and Cutler, as special United

States tax counsel to the Trust, will render an opinion regarding certain United States Federal tax consequences. Chapman and Cutler will also render an opinion with respect to certain matters for ABN AMRO Bank N.V. in its capacities as Seller, Servicer and Liquidity Provider. Clifford Chance will also render an opinion with respect to certain matters for ABN AMRO Bank N.V. in its capacity as Liquidity Provider.

                                                                  Annex A
                                                                  -------

                           SCHEDULE OF DISTRIBUTIONS
                                    ON THE
                 ____% TRADE TRUST CERTIFICATES, SERIES 1996-A


                           AGGREGATE       AGGREGATE          AGGREGATE
                           PRINCIPAL        INTEREST        PRINCIPAL AND
        PAYMENT DATE        PAYMENT         PAYMENT       INTEREST PAYMENT

                                                                  Annex B
                                                                  -------

                            INDEX OF DEFINED TERMS

Aircraft                                       7 and 12
Beneficial Owner                               21
Borrower                                       1 and 18
Business Day                                   13 and 16
Certificateholders                             1
Certificates                                   2
Code                                           10 and 31
Collection Period                              24
Commission                                     1
Company                                        1 and 2
Cutoff Date                                    9
Distribution Account                           20 and 25
DTC                                            1 and 20
DTC Participants                               21
Due Dates                                      6
ERISA                                          10 and 35
Event of Default                               6
Event of Loss                                  4
EXIM Act                                       15
Eximbank                                       1
Eximbank Guarantee                             8
Eximbank Payment Certificates                  13
Eximbank Payment Event                         13
Expiration Date                                17
Indirect Participants                          21
Lender                                         12
Lessee                                         1 and 18
Liquidity Facility                             1 and 17
Liquidity Provider                             17
Loan Agreement                                 12
Loan Notes                                     1
Payment Dates                                  3
Plan                                           10 and 35
Plans                                          10 and 35
PTE                                            36
Purchase Agreement                             1 and 16
Rating Agency                                  4
Record Date                                    19
Replacement Liquidity Facility                 17
Revenue Account                                24
S&P                                            4
Seller                                         1
Servicer                                       1


Servicer Remittance Date                       25
Servicer Remittance Report                     24
Trust                                          1 and 2 and 18
Trust Agreement                                1 and 18
Trustee                                        1 and 2 and 18
Underwriting Agreement                         37

===============================================================================

     No person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Seller, the Borrower, the Lessee, the Industrial and Commercial Bank of China, the Company, the Trust, the Trustee, Eximbank, or the Underwriter. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Seller, the Borrower, the Lessee, the Industrial and Commercial Bank of China, the Company, the Trust, the Trustee, Eximbank or the Underwriter since the date hereof. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

             ---------------------------------------------


                               TABLE OF CONTENTS


                                                                            Page

Reports to Certificateholders.................................................1
Available Information.........................................................1
Prospectus Summary............................................................2
Overview of the Transaction..................................................11
Use of Proceeds..............................................................12
The Eximbank Guarantee.......................................................12
The Loan Notes...............................................................16
The Liquidity Facility.......................................................17
The Trust....................................................................18
The Trustee..................................................................18
The Borrower and the Lessee..................................................18
The Seller and the Servicer..................................................18
The Company..................................................................19
Description of the Certificates..............................................19
Certain Federal Income Tax Consequences......................................31
ERISA Considerations.........................................................35
Underwriting.................................................................37
Legal Matters................................................................37


                     ------------------------------------

     Until _______, 1996 (90 days after the date of this Prospectus), all dealers effecting transactions in the Certificates, whether or not participating in this distribution, may be required to deliver this Prospectus. This is in addition to the obligations of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                $101,672,199.30



                        U.S. TRADE TRUST, SERIES 1996-A



                        ____% TRADE TRUST CERTIFICATES
                                 SERIES 1996-A



                       _________________________________

                                  PROSPECTUS

                                 OCTOBER , 1996



                        ABN AMRO SECURITIES (USA) INC.


================================================================================